UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2026

ACRES Commercial Realty Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 RXR Plaza
Uniondale, New York		11556
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 516 535-0015

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange
7.875% Series D Cumulative Redeemable Preferred Stock	ACRPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Assumption of Credit Facility

On August 6, 2026, immediately prior to the Merger Effective Time (as defined below) (the "Facility Effective Time"), ACRES Holdings, LLC, ACRES Capital, LLC and ACRES Insurance Agency, LLC, each an indirectly wholly owned subsidiary of ACRES Commercial Realty Corp. (the "Company") (collectively, the "Borrowers"), Kimbrough BADA, LLC, Appleton Hotel Holdings, LLC, Appleton Hotel Leasing, LLC, Exantas Phili Holdings, LLC, 209 West Jackson Holdings, LLC and ACRES Holdings Sub LLC, each an indirectly wholly owned subsidiary of the Company that owns certain real estate or fund interests (collectively, the "Guarantors"), entered into a First Amendment and Joinder to Loan and Servicing Agreement (the "First Amendment") with the Administrative Agent, as administrative agent and facility servicer ("Administrative Agent") and Massachusetts Mutual Life Insurance Company ("MassMutual") and the other lenders party thereto (the "Lenders").

The First Amendment amends and restates the existing loan and servicing agreement (as amended by the First Amendment, the "Loan Agreement") entered into on July 23, 2025 (the "Original Closing Date") and provides for term loan advances in an aggregate principal amount of $185,000,000 (the "Facility"), composed of (i) $130,000,000 in commitments funded on the Original Closing Date and (ii) $55,000,000 in additional commitments funded at the Facility Effective Time. As of the Facility Effective Time, an aggregate $185,000,000 in advances have been funded under the Facility.

The Facility matures on July 25, 2033 (the "Stated Maturity Date"). Scheduled principal payments of $46,250,000 are required on each of July 23, 2030, July 23, 2031, July 23, 2032, and the Stated Maturity Date.

Advances under the Facility bear interest at a fixed rate per annum of 8.749%.

The Borrowers’ obligations under the Loan Agreement are unconditionally guaranteed on a joint and several basis by the Guarantors and each of the other guarantors that may become party to the Loan Agreement from time to time.

The Loan Agreement contains customary financial maintenance covenants, including minimum asset value, maximum loan-to-value, interest coverage, minimum gross revenue, and minimum fund share value requirements. The Loan Agreement contains affirmative and negative covenants customary for facilities of this type, including limitations on indebtedness, liens, investments, capital expenditures (capped at $1,000,000 per calendar year in the aggregate), and dispositions. Events of Default (as defined in the Loan Agreement) include, among other things, payment defaults, cross-defaults on indebtedness in excess of $5,000,000, covenant breaches, and the occurrence of a Material Adverse Effect (as defined in the Loan Agreement).

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the First Amendment, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this "Form 8-K") and incorporated herein by reference.

Private Offering of Senior Secured Notes

On August 6, 2026, immediately following the Merger Effective Time (the "Notes Offering Effective Time"), the Company completed a private placement, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), of $200 million of 8.625% Senior Secured Notes due 2031 (the "Notes"), pursuant to a note purchase agreement (the "Note Purchase Agreement"), by and among the Company, the purchasers party thereto and UMB Bank, N.A., as collateral agent (the "Collateral Agent"). The Company intends to use a portion of the proceeds from the sale of the Notes to repay in full its $150 million of 5.75% Senior Unsecured Notes upon their maturity in August 2026, with the remaining portion used for general corporate purposes.

Maturity and Rating

The Notes will mature on July 31, 2031. The Notes are secured on a first lien basis by the pledge of certain capital stock in its subsidiaries, residual equity interests in securitized financing vehicles and certain other CRE assets (the "Collateral") and are guaranteed by certain subsidiaries of the Company that granted security interests in the Collateral in favor of the Collateral Agent. The Notes were rated investment grade by Kroll Bond Rating Agency, LLC and/or its affiliates and licensors.

Interest Rate

The Notes will bear interest at a rate of 8.625% per annum, payable semi-annually on each January 31 and July 31, commencing January 31, 2027. Upon the occurrence of a rating downgrade that results in the Notes no longer having investment grade rating or the Company fails to receive and deliver to holders an annual credit rating from at least one Ratings Agency (as defined in the Note Purchase Agreement), the interest rate on the Notes will be increased by 1.00%.

Optional Redemption

Prior to July 31, 2028, the Notes will be redeemable at 100% of the principal amount plus a "make-whole" premium, plus any accrued and unpaid interest on the principal amount being redeemed, fees, expenses, indemnities and other amounts to, but excluding, the redemption date. On or after July 31, 2028, the Notes will be redeemable at the following prepayment prices (expressed as a percentage of the principal amount of the Notes redeemed), plus any accrued and unpaid interest on the principal amount being redeemed, fees, expenses, indemnities and other amounts to, but excluding, the redemption date), if redeemed during the 12-month period beginning on July 31 of the year set forth below:

Year	Redemption Price
2028	104.3125%
2029	102.15625%
2030	100.000%

Covenants

The Notes contain customary affirmative and negative covenants, including limitations on incurrence of debt, sale of and liens on the Collateral, restricted payments and certain other activities. The Notes include covenants requiring maintenance of certain financial ratios, including (i) minimum liquidity of not less than $20,000,000 as of the last day of any fiscal quarter, (ii) minimum tangible net worth of not less than the sum of (1) 70% of the tangible net worth of the Company and its subsidiaries as of September 30, 2026 and (2) the greater of (x) 50% of net equity capital activity and (y) zero dollars ($0) as of the last day of any fiscal quarter, (iii) a net debt to equity ratio not to exceed 5.0 to 1.00 as of the last day of any fiscal quarter, (iv) a recourse net debt to equity ratio not to exceed 2.25 to 1.00 as of the last day of any fiscal quarter, (v) an EBITDA to interest expense ratio of (A) not less than 1.25 to 1.00 as of December 31, 2026 and (B) not less than 1.35 to 1.00 calculated for the trailing four fiscal quarters beginning after December 31, 2026 provided, that (w) for the fiscal quarter ending on December 31, 2026, will be calculated for such fiscal quarter, (x) for fiscal quarter ending on March 31, 2027, will be calculated for the period from October 1, 2026 through the end of such fiscal quarter, (y) for the fiscal quarter ending on June 30, 2027, will be calculated for the period from October 1, 2026 through the end of such fiscal quarter, and (z) for any fiscal quarter ending on or after September 30, 2027, will be calculated based on the preceding four fiscal quarters then ended, and (vi) a collateral coverage ratio of at least 200% as of the last day of any fiscal quarter.

Events of Default

The Notes contain customary events of default, including, among others, failure to pay principal or interest when due, a cross default to the Company’s other material indebtedness, breach of covenants or representations and warranties under the Notes. Upon the occurrence of an event of default, subject to certain qualifications and cure periods, the Notes and any accrued and unpaid interest on the Notes will become due and payable immediately.

Change in Control Redemption Right

Upon the occurrence of certain changes in control of the Company, the Company will be required to offer to repurchase all of the Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the date of purchase. In addition, upon the receipt of net proceeds from issuance of debt not permitted under the negative covenants, the Company will be required to repurchase the Notes equal to such net proceeds.

The foregoing description of the Notes and the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note and the Note Purchase Agreement, copies of which are filed as Exhibit 4.1 and Exhibit 10.3, respectively, to this Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 2.01 of this Form 8-K regarding the termination of the Management Agreement (as defined below) for no additional consideration upon completion of the Merger (as defined below) is incorporated by reference in this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of Merger and Internalization

On August 6, 2026 (the "Merger Effective Time"), the Company completed its previously disclosed Merger (as defined below) and Internalization (as defined below) transactions pursuant to the terms of the Agreement and Plan of Merger, dated April 29, 2026, by and among the Company and ACRES Holdings Sub LLC ("Merger Sub"), a subsidiary of the Company, on the one hand, and ACRES Capital Corp ("ACC") and ACRES Capital LLC, a subsidiary of ACC and the external manager of the Company (the "Manager"), on the other hand. At the Merger Effective Time, pursuant to the terms of the Merger Agreement, ACC merged with and into Merger Sub, with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of the Company (the "Merger"). As a result of the Merger, among other things, (i) the Company acquired the Manager, (ii) the Manager ceased to perform any outside management services for the Company, (iii) the Company and the Manager terminated the existing Fourth Amended and Restated Management Agreement, dated as of July 31, 2020, as amended, by and among the Company, the Manager and ACC (the "Management Agreement"), for no additional consideration, and (iv) the Company became internally managed (the "Internalization").

At the Merger Effective Time, each outstanding share of ACC common stock, par value $0.0001 per share, was converted into the right to receive 2.61882 shares of Company common stock, par value $0.001 per share (the "ACR Common Stock"). As a result, the Company issued 7,478,462 shares of ACR Common Stock as consideration for the Merger resulting in 13,452,489 shares of ACR Common Stock outstanding as of the Merger Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger and Internalization, are described in greater detail in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "SEC") on April 30, 2026 (the "Merger Agreement Signing Form 8-K"), which description is incorporated herein by reference. Such description and the foregoing description of the Merger Agreement does not purport to be complete and is qualified entirely by reference to the Merger Agreement, a copy of which was previously included as Exhibit 2.1 to the Merger Agreement Signing Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K regarding the Notes and regarding the assumption of the Barings Facility is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Form 8-K regarding the issuance of ACR Common Stock pursuant to the Merger Agreement as consideration for the Merger is incorporated by reference in this Item 3.02. The ACR Common Stock issued pursuant to the Merger Agreement was issued in reliance on the exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(e) Compensatory Arrangements of Certain Officers

In connection with the Merger and Internalization, the Company, through its wholly owned subsidiary ACRES Capital LLC, entered into employment agreements with each of Mark Fogel, Andrew Fentress, Martin Reasoner, Jaclyn Jesberger, Kyle Brengel, Eldron Blackwell and Richard Persaud (the "Employment Agreements," and each an "Employment Agreement"), effective as of August 6, 2026 (the "Employment Agreement Effective Date"). The terms of the Employment Agreements are consistent with the Employment Term Sheets, previously approved by the Company’s Board of Directors (the "Board") on April 29, 2026, as disclosed in the Merger Agreement Signing Form 8-K.

The following provides a summary of the Employment Agreements, which does not purport to be a complete description of the Employment Agreements. Copies of the Employment Agreements for each of Mr. Fogel, Mr. Fentress, Ms. Jesberger, Mr. Brengel, Mr. Blackwell and Mr. Persaud will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Term

The Employment Agreements provide for a three-year term of employment, effective as of the Employment Agreement Effective Date, each with automatic renewals of additional successive one-year periods unless either party thereto provides at least 90 days’ advance notice of non-renewal. Each employee is an "at will" employee and employment may be terminated by the Company or the executive at any time.

Duties

The Employment Agreements provide that each of Mr. Fogel, Mr. Fentress, Mr. Reasoner, Ms. Jesberger, Mr. Brengel, Mr. Blackwell and Mr. Persaud (collectively, the "Executive Officers," and each, an "Executive Officer") is employed by the Company, and that Mr. Fogel continues to serve as President of the Company, Mr. Fentress serves as Managing Director – Capital Markets (and the principal executive officer) of the Company, Mr. Reasoner serves as Managing Director – Originations of the Company, Ms. Jesberger continues to serve as Chief Legal Officer of the Company, Mr. Brengel serves as Chief Operating Officer of the Company, Mr. Blackwell continues to serve as Chief Financial Officer (and principal financial officer) of the Company and Mr. Persaud serves as Managing Director -Finance and Accounting of the Company.

Compensation

The Employment Agreements provide for the following compensation for each Executive Officer.

•
Mr. Fogel will receive an annual base salary of $600,000.

•
Mr. Fentress will receive an annual base salary of $600,000.
•
Mr. Reasoner will receive an annual base salary of $600,000.
•
Ms. Jesberger will receive an annual base salary of $600,000.
•
Mr. Brengel will receive an annual base salary of $600,000.
•
Mr. Blackwell will receive an annual base salary of $300,000.
•
Mr. Persaud will receive an annual base salary of $300,000.

Each Executive Officer will have target annual cash bonus opportunities of at least 50% of base salary, subject to performance criteria and targets established and administered by the Compensation Committee of the Board. In addition, the Executive Officers will be eligible to receive equity and other long-term incentive awards at the discretion of the Board (or the Compensation Committee) under any applicable plan or program adopted by the Company, and they will be eligible to participate in all employee benefit programs made available to the Company’s employees.

Severance Payments

The Employment Agreements contain customary definitions of "good reason," "cause," and "change in control." The Employment Agreements provide that, if an Executive Officer’s employment is terminated by the Company without "cause" or by the Executive Officer for "good reason", subject to the Executive Officer executing and not revoking a release of claims, the Executive Officer will receive (i) all earned but unpaid annual base salary, unreimbursed expenses, and other vested and non-forfeitable amounts or accrued benefits, in each case, through the date of termination; (ii) a pro-rated portion of the annual bonus in respect of the year of termination, based on actual performance; (iii) severance payments equal to 1.5 times the sum of the annual base salary and target annual bonus, or in the case of a termination within 12 months following a change of control of the Company, two times the sum of annual base salary and target annual bonus; and (iv) reimbursement of COBRA premiums for 18 months. Any unvested equity awards shall be addressed in the Company’s equity plan and corresponding award agreements.

The severance described in (iii) above is paid in installments over 12 months following the termination date unless the termination occurs within 12 months following a change in control of the Company, in which case the severance is paid in a lump sum within 60 days after the date of termination.

Non-Solicitation, Non-Competition, Intellectual Property, Confidentiality and Non-Disparagement

The Employment Agreements provide that for twelve months following the Executive Officer’s termination of employment, the respective Executive Officer will not solicit the Company’s employees, officers, directors or consultants. The Employment Agreements also contain non-compete covenants applicable for twelve months following the termination of the Executive Officer’s employment for any reason, and covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Executive Officers on the one hand and the Company on the other hand to disparage the other.

Item 7.01 Regulation FD Disclosure.

On August 6, 2026, the Company issued a press release regarding the closing of the Merger and Internalization and the offering of the Notes and related matters. A copy of the press release is furnished with this Form 8-K as Exhibit 99.3.

The information set forth in Item 7.01 in this Form 8-K, including Exhibit 99.3 hereto, is to be considered "furnished" pursuant to Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Cautionary Statement regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "trend," "will," "continue," "expect," "intend," "anticipate," "estimate," "believe," "look forward" or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results are discussed in the documents filed by the Company from time to time with the SEC. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management and the ability to achieve expected cost savings or other benefits of the Internalization and the timing thereof; unanticipated expenditures relating to or liabilities arising from the internalization; litigation or regulatory issues relating to the Internalization; the impact of the Internalization on the Company’s common stock dividend, and the impact of the Internalization on relationships with, and potential difficulties retaining, the Company’s executive officers, employees and directors on a go-forward basis. The foregoing list of factors is not exhaustive. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, please refer to the Company’s most recent annual and quarterly reports and other filings filed with the SEC, which are available on the Company’s website (www.acresreit.com). The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business to be Acquired.

In connection with the expected closing of the Merger and Internalization, (i) the audited consolidated financial statements of ACC as of and for the years ended December 31, 2025 and 2024, together with the accompanying notes thereto and the report thereon of Ernst and Young LLP, are filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference; and (ii) the unaudited consolidated financial statements of ACC as of and for the three and six months ended June 30, 2026, together with the accompanying notes thereto, are filed as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Form 8-K no later than 71 calendar days after the date this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Global Note
10.1*	Loan and Servicing Agreement, dated July 23, 2025, among the Borrowers party thereto, the Guarantors party thereto, the Administrative Agent, Mass Mutual and the Lenders
10.2*

First Amendment and Joinder to Loan and Servicing Agreement, dated August 6, 2026, among the Borrowers party thereto, the Guarantors party thereto, the Administrative Agent, as administrative agent and facility servicer, MassMutual, and the Lenders

10.3*	Note Purchase Agreement, date August 6, 2026, by and among the Company, the Purchasers party thereto and UMB Bank, N.A., as collateral agent
23.1	Consent of Ernst & Young LLP
99.1	Audited consolidated financial statements of ACC as of and for the years ended December 31, 2025 and 2024 and the report of Ernst & Young LLP, independent auditors
99.2	Unaudited consolidated financial statements of ACC as of and for the three and six months ended June 30, 2026.
99.3	Press Release, dated August 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES COMMERCIAL REALTY CORP.

Date:	August 6, 2026	By:	/s/ Jaclyn Jesberger
Jaclyn Jesberger Senior Vice President, Chief Legal Officer and Secretary